Exhibit 10.1

ASSIGNMENT OF OIL AND GAS PERMIT

XUN ENERGY, INC., having a mailing address of 12518 N E AIRPORT WAY, STE 148 NO 156, Portland, Oregon, 97230, ("Assignor") and COOK OIL COMPANY, LLC, having a mailing address of P.O. Box 217, Byrdstown, Tennessee, 38549, ("Assignee") agree, effective January 20, 2012, that:

Identity of Permit

WHEREAS, Assignor is holder of Permit number 108092 issued on May 3, 2011 by the State of Kentucky, Oil and Gas Division, to drill an oil well on Carter Coordinate Location 11-L-58 324FSL 613FEL (“Permit”) on land owned by Leroy and Margaret Tillett, covering the real property in the County of Lincoln, Kentucky, containing 105 acres, more or less, and being the same land conveyed in Deed dated 01/07/61 and recorded in Deed Book 134, page 555; and

Assignment

NOW, THEREFORE, in consideration for the sum of $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby sell, assign, transfer, and convey to Assignee all of Assignor's right, title, and interest in the Permit on the following terms and conditions:

Override Royalty

1. There is excepted from the above assignment and conveyance and reserved and retained in Assignor an overriding royalty equal to one-fortieth (1/40) of the value of all oil produced and removed under the permit and the net proceeds received by Assignee from the sale of all gas and casinghead gasoline produced and sold under the Permit.

2. The overriding royalty reserved and retained by Assignor shall be payable to Assignor at the same time, and shall be computed in the same manner, as is provided in the lease for the payment, and computation, of royalties payable under it as Lessor of the Oil and Gas Lease with Leroy and Margaret Tillett covering the real property in the County of Lincoln, Kentucky, containing 105 acres, more or less, and being the same land conveyed in Deed dated 01/07/61 and recorded in Deed Book 134, page 555.

. Assignee to Perform Permit

3. Assignee accepts, on the terms and conditions specified in this document, this assignment of Permit and agrees to truly and fully perform all of the terms and conditions of the Permit.

Indemnity Agreement

4. Assignee shall indemnify and hold Assignor and the property of Assignor, including Assignor's interest under this instrument, free and harmless from all claims, liability, loss, damage, or expense resulting from Assignee's performance of the Permit, Assignee's occupation of any part of the real property covered by the permit, or the exploration for, or extraction by Assignee under the permit of, any oil, gas, or other hydrocarbon substances.

Modification and Extension of Permit

5. Assignee shall have the right to obtain from Assignor under the Permit, or Assignor's successor in interest as Assignor under the Permit, any modifications or extensions of the Permit Assignee may desire, as long as the modifications or extensions do not reduce in any way the overriding royalty reserved and retained by Assignor under this instrument or otherwise infringe on any rights of Assignor under this instrument.

THIS INSTRUMENT PREPARED BY

JERRY G. MIKOLAJCZYK, President of Xun Energy, Inc.

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Default Clause

6. Should Assignee fail to commence operations on the land covered by the permit by May 1, 2012, or should Assignee fail or default in the performance of the Permit or this instrument, then Assignor may, at Assignor's option, either declare Assignee's rights under the Permit and this instrument forfeited and resume its, Assignor's, status as Permittee under the Permit or bring appropriate action in law or equity either to enforce this instrument or to recover appropriate damages.

Access to Wells

7. Assignor shall have access to well drilled by Assignee covered by the Permit and shall have the privilege of witnessing all tests and operations conducted on or in connection with permitted well. On written request of Assignor, Assignee agrees to furnish Assignor with copies of logs and reports obtained or prepared in connection with well covered by the permit.

Assignor's Warranties

8. Assignor makes no warranty of title with respect to the Permit, but Assignor does warrant and represent to Assignee that:

(a)

The rights and interest conveyed to Assignee by this instrument are free and clear of all liens, charges, and encumbrances created by Assignor;

(b)

Assignor has the right to make the transfer and conveyance effectuated by this instrument;

(c)

No default or defaults now exist or have been declared under the Permit; and

(d)

The Permit is now in good standing and in full force and effect.

Manner of Payments to Assignor

9. All moneys payable under this agreement by Assignee to Assignor shall be deemed duly paid when a check for them payable to the order of Assignor is deposited in the United States mail, first-class postage prepaid, addressed to Assignor to its mailing address at 12518 NE Airport Way, Suite 148 No. 156, Portland Oregon, 97230 or when deposited through ACH direct debit transfers. Assignor may from time to time change depositories for the purpose of this paragraph by giving written notice of the change and the name and address of the new depository to Assignee in the manner prescribed by Paragraph 10 of this instrument.

Notices

10. All notices or other communications required or permitted by this instrument, this assignment, or by law to be served on or given to either party to this agreement, Assignor or Assignee, by the other party shall be in writing and shall be deemed duly served when personally delivered to [any executive office of] the party to whom it is directed or when deposited in the United States mail, first-class postage prepaid, addressed to Assignor at 12518 NE Airport Way, Suite 148 No. 156, Portland Oregon, 97230, or to Assignee at P.O. Box 217, Byrdstown, Tennessee, 38549. Either party, Assignor or Assignee, may change its address for the purpose of this paragraph by giving written notice of that change to the other party in the manner provided in this paragraph.

Attorney's Fees

11. Should any litigation be commenced between the parties to this instrument concerning the assignment and transfer made by it, the permit, or the rights or duties of either party in relation to the permit or to this instrument, the party, Assignor or Assignee, prevailing in that litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as attorney's fees in the litigation, which shall be determined by the court in the litigation or in a separate action brought for that purpose.

THIS INSTRUMENT PREPARED BY

JERRY G. MIKOLAJCZYK, President of Xun Energy, Inc.

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Binding on Heirs

12. All of the terms and provisions of this instrument shall inure to the benefit of and shall be binding on the heirs, executors, administrators, representatives, successors, and assigns of each of the parties to this agreement.

Sole and Only Agreement

13. This instrument constitutes the sole and only agreement between Assignor and Assignee respecting the Permit or the assignment of the Permit by Assignor to Assignee, and correctly sets forth the obligations of Assignor and Assignee to each other as of its date. Any agreements or representations respecting the permit or its assignment to Assignee not expressly set forth in this instrument are null and void.

EXECUTED on January 20, 2012 at Brevard County, Florida.

ASSIGNOR:

/s/ Jerry G. Mikolajczyk

_______________________________

Jerry G. Mikolajczyk, President

ASSIGNEE:

/s/ Dan Cook

________________________________

Dan Cook

Acknowledgment

STATE OF TENNESSEE
COUNTY OF PICKETT

Before me, the undersigned authority, on this day personally appeared DAN COOK, known to me to be the identical persons whose names are subscribed to the  foregoing instrument, and acknowledged to me that they executed that instrument for the purposes and consideration expressed in it.

Given under my hand and seal of office this 23 day of January, 2012.

/s/ Laura Brown

______________________________________________

Notary Public in and for PICKETT County, Tennessee.

Commission Expires: March 24, 2014

SEAL
LAURA BROWN
STATE
OF
TENNESSEE
NOTARY
PUBLIC
PICKETT COUNTY

THIS INSTRUMENT PREPARED BY

JERRY G. MIKOLAJCZYK, President of Xun Energy, Inc.